Exhibit 99.1

News Release

Contact:	Constance Bienfait
Vice President
Investor Relations & Corporate Communications
Metabasis Therapeutics, Inc.
(858) 622-5575

METABASIS THERAPEUTICS RAISES APPROXIMATELY $10 MILLION THROUGH A WARRANT EXCHANGE AND CONCURRENT PRIVATE PLACEMENT

SAN DIEGO, CA – April 16, 2008 — Metabasis Therapeutics, Inc. (Nasdaq: MBRX) today announced that it had raised approximately $10 million through the successful completion of a warrant exchange and concurrent private placement.  Metabasis intends to use the proceeds from the transaction for general corporate purposes, including the further clinical development of MB07803 and MB07811 for the treatment of diabetes and hyperlipidemia, respectively.

The participants in the transaction were certain current investors who held existing warrants for the purchase of common stock issued previously by the Company in its October 2001 and October 2005 private placements.  Pursuant to the transaction, Metabasis reduced the exercise prices of the existing warrants held by the participants in exchange for the immediate exercise of the warrants.  Metabasis also sold additional shares of common stock and warrants for the purchase of common stock in a concurrent private placement.  Collins Stewart LLC acted as exclusive financial advisor to Metabasis in connection with this transaction.

The reduced exercise price of the existing warrants and the purchase price of the common stock sold in the concurrent private placement were both $2.34 per share, the consolidated closing bid price of the Company’s common stock immediately preceding the entering into the binding agreement for the transaction (the Closing Bid Price).  In addition, each participant who exercised a warrant from the October 2005 private placement received a new warrant to purchase 20% of the number of shares of common stock acquired upon such exercise, and each participant who purchased shares of common stock in the concurrent private placement received a new warrant to purchase 30% of the number of shares of common stock the participant acquired in the private placement. The new warrants have a five year term and an exercise price equal to 115% of the Closing Bid Price.

“The structure of this transaction allowed us to accomplish a number of objectives,” said John W. Beck, senior vice president of finance and chief financial officer.  “First, we were able to raise a meaningful amount of operating capital; second, we were able to provide the participants in the transaction the opportunity to enhance their existing positions in the Company at our current price; and third, we were able to reduce the dilutive effect of potential future warrant exercises by reducing the number of outstanding warrants.  This transaction is entirely in keeping with our revised strategic plan which is focused on enhancing shareholder value by advancing our product candidates further into clinical trials while minimizing dilution to our existing stockholders.”

Under the transaction, warrants for the purchase of 127,557 shares of common stock with an exercise price of $8.70 per share and warrants for the purchase of 1,558,279 shares of common stock with an exercise price of $6.74 per share were exercised at the Closing Bid Price.  In addition, Metabasis sold 2,485,103 shares of common stock at $2.34 per share and warrants for the purchase of 1,057,196 shares of common stock with an exercise price of $2.69 per share.  At the closing, investors in the transaction paid an additional purchase price for the new warrants equal to $0.125 per whole share issuable upon exercise of the warrants.

-More-

As a result of the transaction, a total of 4,170,939 shares of common stock were issued and the total number of shares issuable upon the exercise of all outstanding warrants was reduced from 3,461,978 to 2,833,338 shares.  Following the transaction, Metabasis had 34,930,843 shares of common stock outstanding.  The existing warrants that were not exercised remain outstanding and retain the terms that existed prior to the transaction.

The shares of common stock and warrants issued in the transaction have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Company has agreed to file a registration statement with the Securities and Exchange Commission within 30 days covering the resale of the shares of common stock issued in the transaction and the shares of common stock issuable upon exercise of the warrants issued in the transaction. This press release is not an offer to sell or the solicitation of an offer to buy the shares of common stock or warrants issued in the transaction or any other securities of the Company.

About Metabasis (www.mbasis.com):

Metabasis is a biopharmaceutical company using its proprietary technologies, scientific expertise and unique capabilities for targeting the liver and liver pathways. The Company has established a broad pipeline of product candidates and advanced research programs targeting large markets with significant unmet needs. Metabasis’ core area of focus is on the discovery and development of drug candidates to treat metabolic diseases such as hyperlipidemia and diabetes, among others. Although not a core focus of the Company, Metabasis has also discovered and developed drug candidates indicated for the treatment of liver diseases such as hepatitis and primary liver cancer, which it now intends to license or partner. All product candidates were developed internally using proprietary technologies.

Forward-Looking Statements:

Statements in this press release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, references to Metabasis’ use of the proceeds from its recently completed warrant exchange and concurrent private placement, its pursuit of its corporate objectives, the dilutive effect of potential future warrant exercises and other statements about Metabasis’ proprietary technologies, product candidates, research programs and future collaborations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Metabasis’ actual results to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress and timing of clinical trials for Metabasis’ product candidates; the fact that positive results from preclinical studies and early clinical trials does not necessarily mean later clinical trials will succeed; difficulties or delays in development, testing, obtaining regulatory approval, producing and marketing Metabasis’ product candidates; serious adverse side effects or inadequate efficacy of, or serious adverse events related to, Metabasis’ product candidates or proprietary technologies; the risk that Metabasis will not be able to build more value or retain rights for direct commercialization of its product candidates; Metabasis’ dependence on its licensees and collaborators for the clinical development and registration of, as well as information relating to, certain of its product candidates; potential conflicts with collaborators that could delay or prevent the development or commercialization of Metabasis’ product candidates; the scope and validity of intellectual property protection for Metabasis’ product candidates, proprietary technologies and their uses; competition from other pharmaceutical or biotechnology companies; Metabasis’ ability to obtain additional financing to support its operations; and other factors discussed in the “Risk Factors” section of Metabasis’ Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in Metabasis’ other filings with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement. Metabasis is providing this information as of this date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

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